EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-06065), the Registration Statement (Form S-8 No. 333-32301), and the Registration Statement (Form S-8 No. 333-60343) pertaining to the 1992 Stock Option Plan, the 1995 Equity Incentive Plan, and the 1995 Directors' Stock Option Plan, and in the Registration Statement (Form S-1 No. 333-38179), the Registration Statement (Form S-3 No. 33-11457), the Registration Statement (Form S-3 No. 333-36057), the Registration Statement (Form S-3 No. 333-46087) and the Registration Statement (Form S-3 No. 333-86193) of Cellegy Pharmaceuticals, Inc. of our report dated February 4, 2000, with respect to the financial statements of Cellegy Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP


Palo Alto, California
March 14, 2000